Exhibit 99.1

IDI, Inc. Reports Second Quarter 2015 Results

BOCA RATON, Fla.—August 14, 2015—IDI, Inc. (NYSE MKT: IDI), an information solutions provider, today announced its financial and operating results for the second quarter ended June 30, 2015. The Company reported revenue of $1.0 million and $2.3 million from data fusion operations for the three and six months ended June 30, 2015, respectively. The Company earned additional revenue of $0.2 million from its discontinued China operations (representing revenue from March 22, 2015 on). The Company reported a net loss of $4.0 million (including $1.9 million of non-cash share-based compensation expenses) from data fusion operations and $41.5 million (including $40.2 million of non-cash charges) from discontinued China operations for the three months ended June 30, 2015. Cash and cash equivalents as of June 30, 2015 were $3.1 million, as compared to $6.0 million as of December 31, 2014.

On July 23, 2015, the Company completed a $10.0 million registered direct offering with an institutional investor, strengthening its cash position.

Key highlights for the second quarter of 2015 include:

•	Rapid development of next-generation data fusion technology, with expected release of idiCORE™ in Q4 2015.

•	Acquired billions of additional consumer data points to further fuel current and new offerings.

•	Launched first information offering, idiBASIC™, an early-stage product aimed to address immediate location and verification needs of multiple industries.

•	168% increase in customer onboarding in Q2 as compared to Q1.

•	Appointed new VP Sales and Marketing with extensive direct industry experience.

•	Strengthened Board of Directors with several new appointments and added additional key personnel in Sales and Marketing, Information Security, and additional supporting technology areas.

•	Inclusion in the Russell Microcap Index®.

•	Made the strategic decision to devote all resources to significant opportunity in data fusion industry; discontinued all Chinese operations.

•	Appointed Grant Thornton LLP as the Company’s principal independent registered public accounting firm.

•	Additionally, the Company’s July 2015 raise of $10.0 million provides a surplus to the capital needed to develop and launch the Company’s next-generation data fusion technology.

Mr. Derek Dubner, Co-CEO of IDI, Inc. stated, “Our primary focus has been the transformation into a leading information solutions provider in the data fusion industry. In this quarter, we took significant steps towards that end, focusing on development of our products, building upon the stellar team we have in place, and penetrating our markets. Given our progress to date, and our recent funding, we believe we are in a strong position to build upon our product suite and deliver the next level of information technology that will far surpass what currently exists in the market today.”

IDI is currently developing its full investigative system, idiCORE™, which is expected to launch in Q4 2015.

About IDI, Inc.

IDI, Inc. is an information solutions provider focused on the multi-billion dollar data fusion market. IDI delivers otherwise unattainable insight into the ever-expanding universe of consumer- and business-centric data. Through proprietary linking technology, advanced systems architecture, and a massive data repository, IDI will address the rapidly growing need for actionable intelligence to support the entirety of the risk management industry, for purposes including due diligence, risk assessment, fraud detection and prevention, authentication and verification, and more. Additionally, IDI’s cross-functional core systems and processes are designed to deliver products and solutions to the marketing industry and to enable the public and private sectors to layer our solutions over their unique data sets, providing otherwise unattainable insight.

RELATED LINKS http://ididata.com/

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about whether we can transform the Company into a leading information solutions provider in the data fusion industry, whether we can deliver the next level of information technology that will be able to far surpass what currently exists in the market today and whether idiCORE will be launched in the 2015 fourth quarter, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

Andrew Haag

Managing Partner

IRTH Communications

idi@irthcommunications.com

Tel: (866) 976-4784

IDI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,080	$5,996
Accounts receivable, net	551	295
Prepaid expenses and other current assets	902	190
Deferred tax assets, current	—	95
Assets held for sale	592	—

Total current assets	5,125	6,576
NON-CURRENT ASSETS
Property and equipment, net	790	302
Intangible assets, net	2,217	796
Goodwill	5,227	5,226
Other assets	38	38
Deferred tax assets, non-current	—	275

Total non-current assets	8,272	6,637

Total assets	$13,397	$13,213

LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,330	$890
Amounts due to related parties	48	52
Deferred revenue	147	164
Liabilities held for sale	1,198	—

Total current liabilities	2,723	1,106

Total liabilities	2,723	1,106

SHAREHOLDERS’ EQUITY
Preferred Shares—$0.0001 par value 10,000,000 shares authorized, 4,965,302 and 4,965,302 shares issued and outstanding on June 30, 2015 and December 31, 2014, respectively	—	—

Common Shares—$0.0005 par value 200,000,000 shares authorized, 13,926,076 and 6,597,155 shares issued and outstanding on June 30, 2015 and December 31, 2014, respectively	7	3
Additional paid-in capital	59,384	12,714
Accumulated other comprehensive loss	(130)	—
Accumulated deficit	(47,717)	(610)

Total IDI shareholders’ equity	11,544	12,107
Non-controlling interests	(870)	—

Total shareholders’ equity	10,674	12,107

Total liabilities and shareholders’ equity	$13,397	$13,213

IDI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30, 2015 (1)	Six Months Ended June 30, 2015 (1)
Revenue from data fusion operations	$994	$2,252
Cost of revenues	(424)	(978)

Gross profit	570	1,274
Operating expenses
Sales and marketing expenses	(472)	(1,005)
General and administrative expenses	(3,814)	(5,548)

Loss from operations	(3,716)	(5,279)

Other income/(expense)
Interest income	—	—
Other expense, net	—	—

Total other income	—	—

Loss from continuing operations before income taxes	(3,716)	(5,279)
Income taxes	(265)	(265)

Net loss from continuing operations	(3,981)	(5,544)

Discontinued operations
Pretax loss from operations of discontinued operations	(1,171)	(1,262)
Pretax loss on disposal of discontinued operations	(41,471)	(41,471)
Income tax expenses	(127)	(127)
Less: Non-controlling interests	(1,280)	(1,297)

Net loss from discontinued operations	(41,489)	(41,563)

Net loss	$(45,470)	$(47,107)

Loss per share
Basic and Diluted
Continuing operations	$(0.29)	$(0.52)
Discontinued operations	(2.99)	(3.88)

	$(3.28)	$(4.40)

Weighted average number of shares outstanding -
Basic and diluted	13,896,948	10,710,334

Comprehensive loss:
Net loss	$(45,470)	$(47,107)
Foreign currency translation adjustment	(136)	(130)

Net comprehensive loss	$(45,606)	$(47,237)

(1)	As IDI Holdings, LLC, the accounting acquirer of the merger consummated effective as of March 21, 2015, was incorporated on September 22, 2014, no comparative figures for the corresponding periods in 2014 are presented.

IDI, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands, except share data)

(unaudited)

Six Months Ended June 30, 2015 (1)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(47,107)
Less: Loss from discontinued operations, net of tax	(41,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	76
Share-based compensation	1,971
Change in allowance for doubtful accounts	(84)
Deferred income tax expenses	265
Changes in assets and liabilities of continuing operations, net of the effects of acquisition:
Accounts receivable	(172)
Prepaid expenses and other current assets	(554)
Accounts payable and accrued expenses	(95)
Amounts due to related parties	(18)
Deferred revenue	(17)

Cash used in operating activities from continuing operations	(4,172)
Cash used in operating activities from discontinued operations	(337)

Net cash used in operating activities	(4,509)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(536)
Capitalized costs of intangible assets	(1,319)
Proceeds from acquisition	3,569

Cash provided by investing activities from continuing operations	1,714
Cash used in investing activities from discontinued operations	(121)

Net cash provided by investing activities	1,593

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	—

Net decrease in cash and cash equivalents	$(2,916)
Cash and cash equivalents at beginning of period	5,996

Cash and cash equivalents at end of period	$3,080

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$—
Cash paid for income taxes	$—
Share-based compensation expenses capitalized as intangible assets	$131

(1)	As IDI Holdings, LLC, the accounting acquirer of the merger consummated effective as of March 21, 2015, was incorporated on September 22, 2014, no comparative figures for the corresponding periods in 2014 are presented.